Exhibit 23.10

CONSENT OF VICKI SCHARNHORST

The undersigned hereby states as follows:

I, Vicki Scharnhorst, assisted with the preparation of the “NI 43-101 Technical Report, Mt. Todd Gold Project 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia” effective date of September 10, 2019, issue date October 7, 2019, for Vista Gold Corp. (the “Company”), portions of each of which are summarized (the “Summary Material”) in this Quarterly Report on Form 10-Q for the period ended September 30, 2019 (the “Form 10-Q”).

I hereby consent to the incorporation by reference in the Company’s Registration Statement on Form S-3 (No. 333-218979) and any amendments thereto, and in the related prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-225031, 333-134767, 333-153019, 333-191505) of the Summary Material concerning the technical report and the reference to my name as set forth above in the Form 10-Q.

Date: October 22, 2019	By: /s/ Vicki Scharnhorst

Name: Vicki Scharnhorst